  CERBCO, Inc.
  CONSOLIDATING SCHEDULE - STATEMENT OF EARNINGS INFORMATION
  YEAR ENDED JUNE 30, 1995
                                 CERBCO, Inc.                  CERBCO, Inc.   Insituform East,   Capitol Copy
                                 Consolidated   Eliminations  Unconsolidated    Incorporated    Products, Inc.

  Sales                        $39,142,784                $0            $0      $21,594,313      $17,548,471
                               -----------   ---------------     ---------      -----------      -----------
  Costs and Expenses:
    Cost of sales               25,294,470                 0             0       15,016,598       10,277,872
    Selling, general and
      administrative expenses    8,265,371                 0       960,799        4,087,445        3,217,127
                               -----------   ---------------     ---------      -----------      -----------
      Total Costs and Expenses  33,559,841                 0       960,799       19,104,043       13,494,999
                               -----------   ---------------     ---------      -----------      -----------

  Operating Profit (Loss)        5,582,943                 0      (960,799)       2,490,270        4,053,472
  Investment Income                200,421                 0       159,751           40,670                0
  Equity in Earnings of
    Unconsolidated Affiliate       738,798                 0             0          738,798                0
  Interest Expense                 (28,290)  (B)       8,611             0                0          (36,901)
  Other Income (Expense) - net     107,753   (B)      (8,611)      (79,257)         225,828          (30,207)
                               -----------   ---------------     ---------      -----------      -----------
  Earnings (Loss) Before
    Income Taxes and Non-
    Owned Interests              6,601,625                 0      (880,305)       3,495,566        3,986,364

  Provision for Income Taxes     2,965,000                 0             0        1,368,000        1,597,000
                               -----------   ---------------     ---------      -----------      -----------
  Earnings (Loss) Before
    Non-Owned Interests          3,636,625                 0      (880,305)       2,127,566        2,389,364

  Non-Owned Interests in
    Earnings of Consolidated
    Subsidiaries                 2,245,586   (C)   2,238,128             0            7,458                0
                               -----------   ---------------     ---------      -----------      -----------
  Earnings (Loss) from
    Continuing Operations        1,391,039        (2,238,128)     (880,305)       2,120,108        2,389,364

  Discontinued Operations:
    Gain on Disposal - net         151,349                 0       151,349                0                0
                               -----------   ---------------     ---------      -----------      -----------

                  NET EARNINGS  $1,542,388   (E) $(2,238,128)    $(728,956)      $2,120,108       $2,389,364
                               -----------   ---------------     ---------      -----------      -----------
                               -----------   ---------------     ---------      -----------      -----------

  CERBCO, Inc.
  CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
  JUNE 30, 1995
                               CERBCO, Inc.                    CERBCO, Inc.   Insituform East,   Capitol Copy
                               Consolidated  Eliminations     Unconsolidated    Incorporated    Products, Inc.
                               ------------  ---------------  --------------   --------------   --------------
  ASSETS
  Current Assets:
    Cash and cash
      equivalents               $5,197,549                     $0    $1,218,266       $2,791,758       $1,187,525
    Temporary investments        1,760,950                       0     1,760,950                0                0
    Accounts receivable          6,386,343   (A)     (83,769)       83,769        4,654,597        1,731,746
    Inventories                  2,832,003                 0             0        1,111,202        1,720,801
    Prepaid and refundable
      taxes                         53,568                 0        48,292            5,276                0
    Deferred income taxes           82,000                 0             0                0           82,000
    Prepaid expenses and other     325,013                 0             0          200,926          124,087
                               -----------   ---------------   -----------      -----------      -----------
  TOTAL CURRENT ASSETS          16,637,426           (83,769)    3,111,277        8,763,759        4,846,159

  Investment in and Advances
    to Subsidiaries:
    Investment in subsidiaries           0   (D)  (9,321,000)    9,321,000                0                0
    Intercompany receivables
      and payables                       0                 0         8,611           21,271          (29,882)

  Property, Plant and Equipment
    - net of accumulated
    depreciation                 9,556,139                 0       101,687        9,142,211          312,241
  Other Assets:
    Excess of acquisition cost
      over value of net
      assets acquired - net      4,887,968   (D)   2,584,244             0                0        2,303,724
    Investment in
      unconsolidated affiliate   1,481,726                 0             0        1,481,726                0
    Deferred income taxes           27,000                 0             0                0           27,000
    Deposits and other             389,821                 0       294,060           71,000           24,761
                               -----------   ---------------   -----------      -----------      -----------
  TOTAL ASSETS                 $32,980,080       $(6,820,525)  $12,836,635      $19,479,967       $7,484,003
                               -----------   ---------------   -----------      -----------      -----------
                               -----------   ---------------   -----------      -----------      -----------

  CERBCO, Inc.
  CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
  JUNE 30, 1995
                               CERBCO, Inc.                    CERBCO, Inc.   Insituform East,   Capitol Copy
                               Consolidated  Eliminations     Unconsolidated    Incorporated    Products, Inc.
                               ------------  ---------------  --------------  ---------------  --------------
  LIABILITIES AND
  STOCKHOLDERS' EQUITY
  Current Liabilities:
     Accounts payable and
      accrued liabilities       $3,952,543   (A)    $(83,769)       $8,048       $3,373,260         $655,004
    Deferred revenue               479,858                       0             0                0          479,858
    Current portion of
      long-term debt                19,015                       0             0                0           19,015
    Current portion of
      capital lease obligations     34,156                 0             0                0           34,156
                               -----------   ---------------   -----------      -----------      -----------
  TOTAL CURRENT LIABILITIES      4,485,572           (83,769)        8,048        3,373,260        1,188,033

  Long-Term Liabilities:
    Long-term debt                   5,104                 0             0                0            5,104
    Capital lease obligations       37,129                 0             0                0           37,129
    Deferred income taxes          985,000                 0             0          985,000                0
    Other long-term liabilities     99,672                 0        99,672                0                0
                               -----------   ---------------   -----------      -----------      -----------
  TOTAL LIABILITIES              5,612,477           (83,769)      107,720        4,358,260        1,230,266
                               -----------   ---------------   -----------      -----------      -----------

  Non-Owned Interests:          12,367,344   (C/D)12,367,344             0                0                0
                               -----------   ---------------   -----------      -----------      -----------

  Stockholders' Equity:
    Common stock                   115,099   (D)    (175,486)      115,099          175,486                0
    Class B stock                   31,096   (D)     (12,024)       31,096           11,904              120
    Additional paid-in capital   7,413,054   (D)  (4,750,304)    7,413,054        4,000,424          749,880
    Retained earnings            7,441,010   (D) (15,355,899)    5,169,666       12,123,506        5,503,737
    Treasury stock                       0   (D/E) 1,189,613             0       (1,189,613)               0
                               -----------   ---------------   -----------      -----------      -----------
  TOTAL STOCKHOLDERS' EQUITY    15,000,259       (19,104,100)   12,728,915       15,121,707        6,253,737
                               -----------   ---------------   -----------      -----------      -----------
  TOTAL LIABILITIES AND
    STOCKHOLDERS' EQUITY       $32,980,080       $(6,820,525)  $12,836,635      $19,479,967       $7,484,003
                               -----------   ---------------   -----------      -----------      -----------
                               -----------   ---------------   -----------      -----------      -----------

  CERBCO, Inc.
  CONSOLIDATING ELIMINATION ENTRIES
  JUNE 30, 1995
  (A)
  Accounts payable and accrued liabilities                 $83,769
    Accounts receivable                                                   $83,769
  To eliminate dividend receivable from
    Insituform East to CERBCO at June 30, 1995.

  (B)
  Other income                                              $8,611
    Interest expense                                                       $8,611
  To eliminate interest expense paid by Capitol
    Copy to CERBCO in 1995.

  (C)
  Non-owned interests in earnings                       $2,238,128
    Non-owned interests                                                $2,238,128
  To record non-owned interests in earnings of
    subsidiaries in 1995.

  (D)
  Common stock                                            $175,486
  Class B stock                                             12,024
  Additional paid-in capital                             4,750,304
  Retained earnings                                     13,117,771
  Excess of acquisition cost over value of               2,584,244
    net assets acquired
    Treasury stock                                                     $1,189,613
    Non-owned interests                                                10,129,216
    Investment in subsidiaries                                          9,321,000
  To eliminate investments in consolidated
    subsidiaries at June 30, 1995.

  (E)
  Retained earnings                                     $2,238,128
    Current year earnings adjustments                                  $2,238,128
  To close out impact of eliminating entries on
    statement of earnings for 1995.